Exhibit 5.1

REEDER & SIMPSON P.C.

ATTORNEYS AT LAW

P.O. Box 601	Telephone: 011-692-625-3602
RRE Commercial Center	Facsimile: 011-692-625-3603
Majuro, MH 96960	Email: dreeder@ntamar.net
Marshall Islands	simpson@otenet.gr

March 31, 2011

General Maritime Corporation

299 Park Avenue, 2nd Floor

New York, New York 10171

Re: General Maritime Corporation (the “Company”)

Ladies and Gentlemen:

We are licensed to practice law in the Republic of the Marshall Islands (the “RMI”), and are members in good standing of the Bar of the RMI.  We have acted as special RMI counsel to the Company, a RMI non-resident domestic corporation, and in such capacity we have assisted in the preparation and filing with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3, as amended to date (Registration No. 333-157215) (such registration statement is herein referred to as the “Registration Statement”), in respect to, among other things, possible issuance and sale by the Company of shares of its common stock, par value US$0.01 per share (the “Common Stock”), and a Prospectus Supplement relating thereto (the “Prospectus Supplement”), that pertains to the issuance and sale by the Company of 23,000,000 shares of its Common Stock  (and up to an additional 3,450,000 shares of Common Stock if the underwriters’ option to purchase additional shares is fully exercised) (collectively, the “Company Shares”), for the purpose of rendering an opinion that relates to the application and interpretation of RMI law.

In connection with this opinion we have examined electronic copies of the Registration Statement, as amended, the prospectus to which the Registration Statement relates, and the Prospectus Supplement.

In addition, although we have searched the statutory laws of the RMI and have examined such certificates, records, authorizations, and proceedings as we have deemed relevant, our knowledge of factual matters will be limited to those matters of which we have actual knowledge.  The opinions hereinafter expressed are subject to the constitutionality and continued validity of all RMI statutes and laws relied upon us in connection therewith.  We express no opinion as to matters governed by, or the effect or applicability of any laws of any jurisdiction other than the laws of the RMI which are in effect as of the date hereof.  This opinion speaks as of the date hereof, and it should be recognized that changes may occur after the date of this letter which may effect the opinions set forth herein.  We assume no obligation to advise the parties, their counsel, or any other party seeking to rely upon this opinion, of any such changes, whether or not material, or of any other matter which may hereinafter be brought to our attention.

Based upon and subject to the foregoing, we are of the opinion that:

The Company Shares have been duly authorized and, when and to the extent issued and delivered against payment therefor in accordance with the resolutions of the board of directors of the Company authorizing their issuance, will be validly issued, fully paid and non-assessable.

We hereby authorize the addressee of this opinion to file it as an exhibit to a Current Report on Form 8-K of the Company and consent to the incorporation by reference of this opinion into the Registration Statement and the reference to us under the captions “Legal Matters” in the prospectus that is a part of the Registration Statement and the Prospectus Supplement, without admitting that we are an “expert” within the meaning of the United States Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement or the Prospectus Supplement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of said Act.  Kramer Levin Naftalis & Frankel LLP may rely on this opinion for purposes of rendering a legality opinion to the Company in connection with the Registration Statement.

Sincerely,

/s/ Reeder & Simpson P.C.

Reeder & Simpson P.C.